Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

Rectitude Holdings Ltd

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $0.0001, underlying the Underwriter’ warrants(2)	457(o)	$5.20	$520,000	$0.0001476	$76.76
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts				$520,000		76.76
	Total Fees Previously Paid						$-
	Total Fee Offsets						$76.76
	Net Fee Due						$0

(1)

The registration fee for these securities is based on up to 100,000 Ordinary Shares issuable upon the exercise of certain outstanding ordinary share purchase warrants (the “Warrants”), at an exercise price of $5.20 per share, as adjusted pursuant to the Warrants. In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Rectitude Holdings Ltd	F-1	333-276517	January 16, 2024	-	$76.76	(1)	Equity	Ordinary Shares underlying the Underwriter’ Warrants		$520,000	(1)	-
Fee Offset Sources	Rectitude Holdings Ltd	F-1	333-276517	-	January 16, 2024	-		-	-	-	$780,000	(1)	$115.13	(1)

(1)	Pursuant to Rule 457(p) of the Securities Act, the registrant hereby offsets the registration fee required in connection with this Registration Statement by $76.76, which represents the registration fees previously paid by the registrant with respect to the following unsold securities previously registered under the registration statements indicated an aggregate of $780,000 of unsold securities previously registered on a Registration Statement on Form F-1 (File No. 333-276517) (the “Prior Registration Statement”), initially filed with the Securities and Exchange Commission on January 16, 2024, and declared effective on June 20, 2024, which registration statement is now expired and the offering to which it was related is now terminated. As such, securities with an aggregate offering price of $520,000 offered hereby are unsold securities previously registered on the Prior Registration Statement, for which filing fees of $76.76 were previously paid to the SEC on January 16, 2024, and will continue to be applied to such unsold securities.